Exhibit 23
                                                                     ----------








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------




We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-43311) and on Form S-8 (Nos. 33-49646, 33-2439,
2-80883,  33-52069,  333-58248,  333-4036,  333-37210  and  333-104279)  of  Old
Republic International Corporation of our report dated March 30, 2005 relating to the financial statement schedules, which appears on this Form 10-K/A.



                                             /s/  PricewaterhouseCoopers LLP



Chicago, Illinois
April 13, 2005















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